Exhibit 99.1

Southside Bancshares, Inc.
B.G. Hartley
Chairman and CEO
903-531-7228
or
Sam Dawson
President
903-531-7219
or
Lee R. Gibson
EVP/CFO
903-531-7221

FOR IMMEDIATE RELEASE
October 11, 2007

Southside Bancshares Announces Completion of Acquisition of Fort Worth Bancshares

TYLER, TEXAS – Southside Bancshares, Inc. (NASDAQ:  SBSI) announces today the completion of the acquisition of Fort Worth Bancshares, Inc. and its wholly-owned subsidiary, Fort Worth National Bank, effective as of the close of business Wednesday, October 10, 2007.

B. G. Hartley, Chairman of the Board and Chief Executive Officer of Southside Bancshares, Inc., stated, “This acquisition significantly expands our presence in Texas into the dynamic Fort Worth, Arlington and Austin markets.  Fort Worth National Bank has an excellent reputation in the markets it serves.  I am extremely pleased that we are retaining a preeminent group of bankers with strong local roots to manage the bank and continue providing top quality service to the Tarrant County and Austin area.  Under Bruce M. Davis’ leadership we look forward to growing the Tarrant County and Austin markets as part of Southside and strengthening our combined position as a premier Texas-based bank.  The bankers at Fort Worth National Bank share our understanding of the importance of serving the local communities, which we at Southside Bank have done for the past 47 years.  I am proud to welcome such a respected group of employees and the customers they serve into the Southside financial family.”

With this acquisition, Tarrant County becomes our second largest lending market and third largest deposit market.  Southside has retained the Fort Worth National Bank charter and will continue to operate Fort Worth National Bank under that name.”

At September 30, 2007, Fort Worth National Bank had approximately $124 million in total assets, $105 million in loans, and $103 million in deposits.  Fort Worth National Bank is headquartered in Fort Worth, Texas, and has two branches in Fort Worth, one branch in adjoining Arlington and a loan production office in Austin.

Southside Bancshares, Inc. is a bank holding company that owns 100% of Southside Bank.  The acquisition of Fort Worth National Bancshares, Inc. will increase the total assets of Southside Bancshares, Inc. to approximately $2.0 billion.  Southside Bancshares, Inc. will operate 43 banking centers in Texas and a network of 44 ATMs.

To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/investor.  Our investor relations site provides a detailed overview of our activities, financial information, and historical stock price data.  To receive e-mail notification of company news, events, and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Susan Hill at (903) 531-7220, or susanh@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this document and in written material, press releases and oral statements issued by or on behalf of Southside Bancshares, Inc., a bank holding company, may be considered to be “forward-looking statements” within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as "expect," "estimate," "project," "anticipate," “appear,” "believe," "could," "should," "may," "intend," "probability," "risk," "target," "objective," "plans," "potential," and similar expressions.  Forward-looking statements are statements with respect to Southside’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause its actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions of the effect of the acquisition on Southside’s financial condition and results of operations and Southside’s ability to  continue to profitably operate Fort Worth National Bank, maintain its market share in its historic markets, and successfully integrate Fort Worth National Bank into its operations are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain statements are only estimates and could be materially different from what actually occurs in the future.  As a result, the actual impact of the acquisition could materially differ from that set forth in such statement.

Additional information concerning Southside Bancshares, Inc. and its business, including additional factors that could materially affect its financial results, is included in Southside’s Annual Report on Form 10-K for the year ended December 31, 2006 under “Forward-Looking Information” and Item 1A. “Risk Factors,” and in its other filings with the Securities and Exchange Commission.  Southside Bancshares, Inc. disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.